Exhibit 10.1

AGREEMENT

THIS AGREEMENT is made on the 22 day of November 2018

BETWEEN

(1)	Technovative Group, Inc., a company incorporated in the United States of America, Delaware (“the Company”); and

(2)	Tan Wanhong (Passport No: ) of (hereinafter referred to as the “Executive”)

WHEREBY IT IS AGREED as follows:

INTERPRETATION

1.	In this Agreement (including the Schedules):

(a)	each of the following expressions has the meaning shown opposite it:

“Director”	a director at any given time of the Company

“Board”	the board of directors of the Company

“Effective Date”	22nd November 2018

“Employment”	the employment established by this Agreement

“Industry”	any industry that the Company is engaged or involved in during the Employment

“Group Company”	any of (i) the Company, (ii) any holding company for the time being of the Company and (iii) any subsidiary for the time being of the Company

“Territory”	China and all the member countries of ASEAN

(b) clause headings are for ease of reference only.

EMPLOYMENT

2.1	Employment: The Company shall employ the Executive and the Executive shall serve the Company as Chief Financial Officer. The Employment shall commence on the Effective Date and shall continue for 24 months or until the termination pursuant to Clause 7.1 or 7.2 herein, whichever date being the earlier.

2.2	Probation: The Executive shall be subjected to a probation period of three (3) months from the date of employment. In the probation period, the Company may terminate the Executive by giving the Executive three days notice.

DUTIES AND PERFORMANCE

3.1	Duties: The Executive shall perform such duties and undertake such responsibilities, as may from time to time, be assigned to him by or under the authority of the Board and shall comply with all reasonable directions made by or under the authority of the Board except that the parties agree that the Executive shall not perform any of such duties in China.

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3.2	Performance: During the Employment, the Executive shall well and faithfully serve the Company and use his utmost endeavours to promote its interests, and shall devote the whole of his time, attention and abilities to its affairs.

3.3	Company’s Interest: The Executive undertakes to refrain from any action, commission or omission that may damage the reputation or business of the Company while in the employ of the Company.

REMUNERATION

4.1	Rate: The Executive’s salary during the Employment shall be HKD23,000 per month payable on the last day of each month. The salary shall be deemed to accrue from day to day. The Company reserves the right to deduct from the Executive’s salary and/or bonus any amount as may be required by law. The Executive’s salary shall be reviewed annually.

4.2	Expenses: The Company will reimburse or advance funds to the Executive for all reasonable documented travel (including travel expenses incurred by the Executive related to her travel to the Company’s other offices), entertainment and miscellaneous expenses incurred in connection with the performance of her duties under this Agreement, provided that the Executive properly provides a written accounting of such expenses to the Company in accordance with the Company’s practices. Such reimbursement or advances will be made in accordance with policies and procedures of the Company in effect from time to time relating to reimbursement of, or advances to, its executive officers.

RENEWAL

5.1	Option for Renewal: The Company may by a notice in writing, renew and continue the Employment for a further period of one (1) year from the date of expiry of the Employment as stated in clause 2.1 herein upon the same terms and conditions herein contained except for this option for renewal and the Executive’s salary. Upon receipt of the said notice in writing, the Executive and the Company shall enter into negotiations in good faith to agree on the Executive’s salary for the renewed period.

HOURS OF WORK, HOLIDAYS AND ABSENCE DUE TO SICKNESS

6.1	Hours: The Executive is required to work in the office three (3) days per week, provided that the Executive shall work such other hours as may be necessary or appropriate from time to time to carry out his duties and responsibilities properly and effectively.

6.2	Holidays: The Executive shall be entitled in each full calendar year during the Employment to twenty-one (21) working days holiday (pro rata for any part calendar year) with full salary (in addition to statutory holidays) to be taken at such reasonable time as may be approved by the Board.

6.3	Absence due to sickness: Subject to the Executive being entitled to be paid during any period of absence from work due to a sickness or injury up to a maximum of seven (7) days (except in the case where hospitalisation is necessary, then, up to a maximum of thirty (30) days), the Executive shall not be entitled to be paid during any period during which he has been absent without leave.

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TERMINATION

7.1	By Company with cause: Notwithstanding the other provisions of this Agreement, the Company may terminate the Employment forthwith (but without prejudice to the rights and 2 remedies of the Company for any breach of this Agreement and to the Executive’s continuing obligations under clauses 7.3, 8.1 and as set out in Schedule 1) in any of the following cases:

(a)	if the Executive is guilty of dishonesty or serious or persistent misconduct, in all cases whether or not in connection with or referable to the Employment; or

(b)	if the Executive becomes bankrupt or has a receiving order made against him or makes any general composition with his creditors; or

(c)	if the Executive does any act or thing which may bring serious discredit on the Company or any other Group Company; or

(d)	if the Executive neglects or refuses, without reasonable cause, to attend to the business of the Company; or

(e)	if the Executive flagrantly or persistently fails to observe and perform any of the duties and responsibilities imposed by this Agreement or which are imposed by law; or

(f)	if the Executive is in the opinion of the Board incompetent in the performance of his duties; or

(g)	if the Executive otherwise acts in breach of this Agreement so as to materially prejudice the business of the Company; or

(h)	if the Executive suffers from any disability or mental incapacity.

7.2	By Company without cause: Notwithstanding the other provisions of this Agreement, the Company may terminate the Employment by giving the Executive three (3) months’ notice in writing or three (3) months’ salary in lieu of such notice. Such termination is without prejudice to the rights and remedies of the Company for any breach of this Agreement and to the Executive’s continuing obligations under clauses 7.3, 8.1 and as set out in Schedule 1.

7.3	Obligations upon termination: Upon the termination of this Agreement howsoever arising the Executive shall:

(a)	at any time or from time to time thereafter upon the request of the Company, resign without claim for compensation from all subsidiaries and other corporations of which he is a director by virtue of being nominated by the Company or his position in the Company, and should he fail to do so the Company is hereby irrevocably authorised to appoint some person in his name and on his behalf to sign and do any documents or things necessary or requisite to give effect thereto; and

(b)	within three (3) days, deliver to the Board of Directors documents (including correspondence, lists of clients or customers, notes, memoranda, plans and other documents of whatsoever nature) made or compiled by or delivered to the Executive during his employment hereunder and concerning the business, finances or affairs of the Company. For the avoidance of doubt, it is hereby declared that the property and all such documents as aforesaid shall at all times be vested in the Company.

7.4	No holding out: The Executive shall not, at any time after termination of the Employment for whatever reason, represent himself as being in any way connected with the business of the Company or any other Group Company.

ACTIVITIES OF EXECUTIVE

8.1	Obligations: the Executive shall observe and be subject to the terms, conditions and restrictions relating to his activities set out in Schedule 1 attached.

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8.2	Restrictions: the Executive acknowledges and agrees that:

(a)	each of the paragraphs of Schedule 1 constitutes an entirely separate and independent restriction on him;

(b)	the duration, extent and application of each of the restrictions are no greater than is necessary for the protection of the interests of the Company; and

(c)	if any such restriction shall be adjudged by any court of competent jurisdiction to be void or unenforceable as going beyond what is reasonable in the circumstances for the protection of the interests of the Company but would be valid if a part of the wording thereof was deleted and/or the period thereof was reduced and/or the area dealt with thereby was reduced the said restriction shall apply within the jurisdiction of that court with such modifications as may be necessary to make it valid and effective.

INTELLECTUAL PROPERTY

9.1	If at any time during the Employment the Executive (whether alone or with any other person or persons) makes any invention which relates either directly or indirectly to the business of the Company or any Group Company, the Executive shall promptly disclose to the Company the full details, including drawings and models, of such invention.

9.2	The Executive shall hold the said invention in trust for the Company and, at the request and expense of the Company, do all things necessary or desirable to enable the Company or its nominee to obtain for itself the full benefit of and to secure patent or other appropriate forms of protection for the said invention throughout the world.

9.3	The decisions as to the patenting and exploitation of any invention shall be at the sole discretion of the Company.

9.4	The Executive irrevocably appoints the Company to be his attorney in his name and on his behalf to execute documents, to use the Executive’s name and to do all things which may be necessary or desirable for the Company to obtain for itself or its nominee the full benefit of the provisions of clauses 9.1 to 9.8 herein and a certificate in writing signed by any director of the Company that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case so far as any third party is concerned.

9.5	The Executive shall promptly disclose to the Company all copyright works or designs originated, conceived, written or made by him alone or with others during the Employment and shall hold them in trust for the Company until such rights shall be fully and absolutely vested in the Company.

9.6	The Executive hereby assigns to the Company by way of future assignment all copyright, design right and other proprietary rights (if any) for the full terms thereof throughout the world in respect of all copyright works and designs originated, conceived, written or made by the Executive during the Employment (the ‘Works’).

9.7	The Executive acknowledges that the covenants on the part of him and the Company will be treated as good consideration and the Company will be the proprietor of any design which forms part of the Works.

9.8	The Executive shall, at the request and expense of the Company, do all things necessary or desirable to substantiate the rights of the Company to or in respect of any Works.

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MISCELLANEOUS

10.1	Entire agreement: This Agreement (including the Schedules) contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior and contemporaneous agreements or correspondence or understanding, express or implied, oral or written.

10.2	Invalidity of any provision: The various provisions of this Agreement are severable and if any provision is held to be invalid or unenforceable by any court of competent jurisdiction then such invalidity or unenforceability shall not affect the remaining provisions of this Agreement.

10.3	Notices: Any notice to be given hereunder to the Executive may be served by hand to him personally or by being sent by post to him at his usual or last known address; and any notice to be given to the Company may be served by being left at or sent by post to its registered office for the time being. Any notice served by post shall be deemed to have been served on the day (excluding Sundays and statutory holidays) next following the date of posting and in proving such service it shall be sufficient proof that the envelope containing the notice was properly addressed and posted as a prepaid letter by recorded delivery first class post.

10.4	Governing law: This Agreement is governed by, and shall be construed in accordance with, the laws of U.S. State of Delaware and parties hereto submit to the non-exclusive jurisdiction of the Courts in U.S. State of Delaware.

IN WITNESS WHEREOF the parties have hereunto set their hands on the day and date first written above.

Signed by
Tan Wanhong	)
in the presence of:	) /s/ Tan Wanhong

Signed by Nicolas Lin	)
for and on behalf	)
of Technovative Group, Inc.	) /s/ Nicolas Lin

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SCHEDULE 1

1.	During the period of the Employment, the Executive shall not (without the Company’s prior written consent) be:

(a)	directly or indirectly engaged or interested in any capacity or in any other business, trade or occupation whatsoever, except as disclosed or declared in writing to the Company prior to the date hereof; or

(b)	directly or indirectly engaged or interested in any capacity whatsoever (whether as principal, servant, agent, consultant or otherwise) in any business or trade within the Industry in the Territory.

2.	The Executive shall keep secret and shall not at any time (whether during or after his Employment and for whatever reason) use for his own or another’s advantage, or reveal to any person, firm or company, any of the trade secrets, business methods or information which the Executive knew or ought reasonably to have known to be confidential concerning the Company or any Group Company including, but not limited to, the business or affairs of the Company or any Group Company so far as they shall have come to his knowledge during the Employment. The restriction contained in this paragraph 2 shall not apply:

(a)	to any disclosure or use authorised by the Board or required by law or the Employment; or

(b)	so as to prevent the Executive from using his own personal skill in any business in which he may be lawfully engaged (subject to paragraph 5 of this Schedule) after the Employment is terminated; or

(c)	to any trade secrets, business methods of information which may lawfully have come into the public domain.

3.	The Executive shall at all times observe any generally accepted standards of professional conduct for the Industry and related industries in the Territory and shall comply with any directives in this regard (including any compliance manuals) as may be issued by the Company or the relevant authorities from time to time.

4.	The Executive shall not at any time and for whatever reason endeavour (whether on his own account or for any other person, firm or company) to entice away any employee of the Company from the Company.

5.	For a period of one (1) year after termination of the Employment for whatever reason, the Executive shall not (without the previous consent in writing of the Board and whether on his own account or for any other person, firm or company) solicit or endeavour to entice away from the Company or any other Group Company any person, firm or company who are or which in the preceding two years shall have been a customer of or in the habit of dealing with the Company or any other Group Company.

6.	The Executive undertakes to unconditionally compensate the Company for any damages that may arise from breach of any part of the above undertakings as assessed by an independent arbitrator to be appointed by the Company.

7.	For a period of one (1) year after termination of the Employment for whatever reason the Executive shall not be engaged or interested in any capacity whatsoever (whether as principal, servant, agent, consultant or otherwise) In any business or trade in the Territory which is in direct competition with the Company or any Group Company.

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